EXHIBIT 99.1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.001 par value per share of Electronic Sensor Technology, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby executed this Agreement this 8th day of January, 2007.


                                           By:    /s/ Philip Yee
                                                  ------------------------------
                                           Name:  Philip Yee
                                           Title: Attorney-in-Fact for Teong Lim


                                           TC LIM, LLC


                                           /s/ Philip Yee
                                           -------------------------------------
                                           Name:  Philip Yee
                                           Title: Attorney-in-Fact